SETTLEMENT AGREEMENT

This Settlement Agreement ("Agreement") is made as of January 29, 2006 by and among Composite Technology Corporation, a Nevada corporation (the "Company") and Bushido Capital Master Fund, LP, (the "Investor,") (and collectively with the Company the "Parties") with reference to the following recitals:

                                    RECITALS

         Whereas, the Company and the Investor entered into a Securities Purchase Agreement dated as of September 23, 2005 (the "Convertible Note Purchase Agreement") pursuant to which the Company issued a Senior Convertible Note dated October 13, 2005 (the "Convertible Note") and warrants to purchase the common stock of the Company to each of the Investor (the "Convertible Note Warrants");

         Whereas, the Company approached the Investor to enter into the present Agreement to settle the Company's obligations under the Convertible Note;

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree:

         1. Recitals. The recitals above are incorporated in this Agreement by reference.

         2. Settlement and Release of Claims. The Investor, generally and specifically, forever release, discharge, forgive and acquit the Company and its officers, directors, employees, agents, insurers, limited partners, partners, shareholders, independent contractors and attorneys of and from any and all claims, demands, liabilities, actions, causes of action, damages, expenses, and obligations at law or in equity, including but not limited to costs and attorney's fees, arising out of or in any way related to the portions of the Convertible Note Purchase Agreement relating to the Convertible Notes, the Convertible Note and any other agreements or instruments entered into by the Company pursuant to the Convertible Note Purchase Agreement relating to the Convertible Notes; provided, that the foregoing release shall not apply to any claims, demands, liabilities, actions, causes of action, damages, expenses, and obligations at law or in equity that are not currently known to such Investor. This release applies only to the Convertible Note as contemplated in this Settlement Agreement.

         3. Payment for Settlement of Dispute. In consideration for the immediate settlement of the Company's obligations under the Convertible Note, the Company agrees (i) to accept the conversion of the Convertible Note as provided for herein and (ii) to issue 109,012 shares of the Company's common stock, representing a settlement of $187,500 payable in restricted shares of the Company at a price per share equal to $1.72, the closing price of the Company's common stock on January 27, 2006 (the "Settlement Payment Shares").

         4. Piggyback Registration Rights. If, following the date of this Agreement (but without any obligation to do so), the Company proposes to file a registration statement to register any of its common stock under the Securities Act of 1933, as amended, in connection with the public offering of such securities (other than a registration on Form S-4 or S-8 or any form substituted therefore), the Company shall, at such time, promptly give each Investor written notice of such registration. Upon the written request of the Investor given within 5 days after receipt of such notice from the Company to each such Investor, the Company shall include all of the Settlement Payment Shares on such registration statement that each the Investor has requested to be registered. The Company shall have the right to terminate or withdraw any registration initiated by it prior to the effectiveness of such registration whether or not any Investor has elected to include the Settlement Payment Shares in such registration.

         5. Full Conversion of the Convertible Note. On entry into force of this Agreement, the Investor shall fully convert the entire outstanding principal of the Convertible Note into common stock of the Company at $1.55 per share in accordance with the terms of the Convertible Note. Certificates representing such common stock shall be dispatched by overnight courier from the transfer agent within 2 business days to the address set forth on the signature page of this Agreement. The signature of the present Agreement shall constitute a Notice of Conversion under the terms of the Convertible Note and in accordance with the terms hereof, which conversion shall be revocable by the Investor in the event that the Settlement Payment Shares are not delivered within 5 business days.


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Agreement on the Settlement of the Convertible Notes                      Page 1
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         If within three (3) Business Days after the date hereof, the Company shall fail to issue and deliver a certificate to the Investor for the number of shares set forth herein, and if on or after such third Business Day but prior to the Company's cure of such failure, the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of shares of Common Stock issuable upon this settlement and conversion that the Investor anticipated receiving from the Company (a
"Buy-In"), then the Company shall, within three (3) Business Days after the Investor's request and in the Investor's discretion, either (i) pay cash to the Investor in an amount equal to the Investor's total purchase price (including reasonable brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Investor a certificate or certificates representing such shares and pay cash to the Investor in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares deliverable hereunder, times (B) the Closing Bid Price on the date of exercise.

         6. Payment of Interest Accrued. Interest on the Convertible Note accrued through January 29, 2006 shall be payable in cash on the next Interest Date, as that term is defined in the Convertible Notes, or March 31, 2006.

         7. Entry into Force. This Agreement shall enter into force as soon as Convertible Note holders representing a minimum of two thirds (2/3) of the outstanding Convertible Notes or $4 million in value have agreed to settle their Convertible Notes, provided however, such settlements shall have been executed prior to 9:00 am Eastern Standard Time on Monday, January 30, 2006 and transmitted to the Company.

         8. Effect on Other Instruments. The Investor hereby agrees that the provisions of this Agreement and the consummation of the transactions set forth herein shall not cause any default, price adjustments or other similar effects in any other agreement or instrument (including, but not limited to the Convertible Note Warrants) to which that Investor and the Company are parties, and the Investor hereby waives any and all such effect to the extent the provisions of this Agreement would cause such effect to which that Investor and the Company are parties.

         9. Uniform Treatment. In the event that the Company pays to any other holder of a Convertible Note consideration for the conversion of Convertible Notes that is more than is being paid to the Investor pursuant to this Settlement Agreement per dollar of principal amount of Convertible Notes, then the Company shall inform the Investor of such additional consideration paid and shall be obliged to pay additional consideration to the Investor equal to the additional consideration paid to such other holder per dollar of principal amount of Convertible Notes multiplied by the aggregate principal amount of Convertible Notes of such Investor converted hereunder..

         10. Miscellaneous.

                  A. Successors. This Agreement shall bind and inure to the benefit of the parties hereto and to their respective heirs, personal representatives, successors and assigns.

                  B. Amendments. This Agreement may be amended or modified only by a writing executed by the parties affected by such modifications.


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Agreement on the Settlement of the Convertible Notes                      Page 2
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                  C. Entire Agreement. All prior oral representations made by the Parties or any of their respective officers, employees, agents and representatives are abrogated. There are no agreements or understandings concerning or relating to the matters set forth herein except those expressly contained or referenced in this Agreement.

                  D. Governing Law. This Agreement shall in all respects be governed by the laws of the State of New York.

                  E. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and which together shall constitute one and the same instrument.

                  F. Captions. Captions and paragraph headings are for convenience only, and shall not be used in the construction or interpretation of this Agreement. This Agreement shall be construed in accordance with its fair meaning and neither for nor against any party.

                  G. Severability. If any provision of this Agreement is deemed to be unenforceable as illegal or contrary to public policy, such provision shall be deemed automatically amended to the extent necessary to permit such provision to be enforced, but otherwise shall be severed from the remaining provisions of this Agreement, which shall remain in full force and effect.

                  H. Additional Covenants of Parties. Each of the Parties shall promptly take such further action and execute and deliver such further instruments and documents as may reasonably be requested from time to time to carry out the provisions of this Agreement.

                  I. Counsel. The Parties acknowledge that they have had an opportunity to consult with counsel concerning this Agreement and its effect on their respective rights and obligations and that the Company has encouraged them to do so.

                  J. Notice. All notices, payments, requests, information and demands which either party hereto may desire, or may be required to give or make to the other party hereto, shall be given or made to such party by hand delivery, by deposit in the United States mail, postage prepaid, or by telecopier transmission to the number set forth in the Convertible Note Purchase Agreement.

                  K. Public Disclosure. The terms and conditions of this Agreement shall be made public before 9:30am EST Monday, January 30, 2006. Following the public disclosure of the terms and conditions of this Agreement, the Investor shall not be in possession of any material, nonpublic information received from the Company or any of its Subsidiaries, or any of its respective officers, directors, employees or agents, that has not been disclosed in such public disclosure.

                  L. Facsimile Signatures. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof. Signed Agreements sent to the Company by facsimile must be sent to 1-949-660-1533.

                           [signature pages to follow]


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Agreement on the Settlement of the Convertible Notes                      Page 3
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         IN WITNESS WHEREOF, the Parties hereto have caused this Settlement
Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

COMPOSITE TECHNOLOGY CORPORATION

-----------------------------
By:      Benton H Wilcoxon
Its:     Chief Executive Officer

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                      SIGNATURE PAGE FOR INVESTOR FOLLOWS]


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Agreement on the Settlement of the Convertible Notes                      Page 4
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         IN WITNESS WHEREOF, the Parties hereto have caused this Settlement
Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INVESTOR:

BUSHIDO CAPITAL MASTER FUND LP

-----------------------------
By:      Christopher Rossman
Its:     Managing Director

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